Exhibit 99.1


            Dillard's, Inc. Reports Second Quarter Results


    LITTLE ROCK, Ark.--(BUSINESS WIRE)--Aug. 28, 2007--Dillard's, Inc. (NYSE:DDS) (the "Company" or "Dillard's") announced operating results for the 13 weeks ended August 4, 2007. This release contains certain forward-looking statements. Please refer to the Company's cautionary statement regarding forward-looking information included below under "Forward-Looking Information".

    Net loss for the 13 weeks ended August 4, 2007 was $25.2 million ($0.31 per diluted share) compared to net income of $15.7 million ($0.20 per diluted share) for the 13 weeks ended July 29, 2006. Dillard's attributes the disappointing performance primarily to a gross margin decline (190 basis points of sales) as lackluster sales during the quarter necessitated higher markdown activity in order to maintain acceptable inventory levels. Inventory in comparable stores at August 4, 2007 declined 4% compared to the prior year second quarter.

    Included in net income for the prior year second quarter are the following items:

    -- A pretax gain on the sale of the Company's interest in a mall joint venture of $13.5 million ($8.5 million after-tax or $0.11 per diluted share).

    -- Settlement proceeds of $6.5 million ($4.0 million after-tax or $0.05 per diluted share) received from the Visa
        Check/Mastermoney Antitrust litigation.

    -- A pretax charge of $21.7 million ($13.6 million after-tax or $0.17 per diluted share) for a memorandum of understanding reached in a litigation case.

    -- Recognition of an income tax benefit of approximately $5.8 million ($0.07 per diluted share) for the change in a capital loss valuation allowance due to capital gain income during the quarter and $6.5 million ($0.08 per diluted share) due to the release of tax reserves.

    Sales

    Net sales for the 13 weeks ended August 4, 2007 were $1.649 billion compared to sales for the 13 weeks ended July 29, 2006 of $1.685 billion. Total net sales declined 2% during the 13-week period. Sales in comparable stores declined 3%.

    During the 13 weeks ended August 4, 2007, net sales in the Central region were slightly better than the Company's total performance for the period. Sales were consistent with trend in the Western region and below trend in the Eastern region. Sales in the juniors' and children's apparel category and the home and other category declined significantly more than trend during the period.

    Cost of Sales - Gross Margin

    Cost of sales as a percentage of sales increased to 68.5% during the 13 weeks ended August 4, 2007 compared to 66.6% for the 13 weeks ended July 29, 2006. The gross margin decline of 190 basis points of sales was primarily driven by higher markdowns. As a result of the Company's efforts to maintain appropriate inventory levels in light of sales declines during the quarter, comparable store inventory at August 4, 2007 declined 4% compared to July 29, 2006.

    By merchandise category, a slightly improved gross margin performance was noted in shoes while the home & other category and the men's apparel and accessories category posted the weakest performances compared to the total decline.

    Penetration of exclusive brand merchandise for the 26 weeks ended August 4, 2007 and July 29, 2006 was 23.8% and 23.4%, respectively.

    Advertising, Selling, Administrative and General Expenses

    Advertising, selling, administrative and general ("S G & A") expenses were $496.5 million and $510.6 million during the 13 weeks ended August 4, 2007 and July 29, 2006, respectively. Included in S G & A expenses for the 13 weeks ended July 29, 2006 is a pretax charge of $21.7 million for a memorandum of understanding reached in a litigation case during the period. Exclusive of the $21.7 million charge in the prior year, S G & A expenses increased $7.6 million primarily as a result of increased payroll expense.

    Interest and Debt Expense

    Net interest and debt expense declined $1.9 million for the 13 weeks ended August 4, 2007 compared to the 13 weeks ended July 29, 2006 as a result of lower debt levels. Interest and debt expense was $22.7 million and $24.6 million during the 13 weeks ended August 4, 2007 and July 29, 2006, respectively.

    As of August 4, 2007, short term borrowings of $171.2 million and letters of credit totaling $79.0 million were outstanding under the Company's $1.2 billion revolving credit facility.

    Store Information

    During the 13 weeks ended August 4, 2007, Dillard's opened its new location at Alamance Crossing in Burlington, North Carolina (126,000 square feet).

    Recently, the Company announced the upcoming closure of its Crestwood Plaza location in St. Louis, Missouri (170,000 square feet), its Bellevue Center location in Nashville, Tennessee (170,000 square feet) and its Southwyck Shopping Center (180,000 square feet) location in Toledo, Ohio. These stores are expected to close by the end of the fiscal year.

    As previously, announced, Dillard's plans to open the following locations during the third quarter of 2007:




----------------------------------------------------------------------
Stonebriar Centre             Frisco, Texas         200,000  September
----------------------------  --------------------  -------  ---------
Ashley Park                   Newnan, Georgia       155,000  September
----------------------------  --------------------  -------  ---------
Hill Country Galleria         West Austin, Texas    145,000  September
----------------------------  --------------------  -------  ---------
Fallen Timbers                Toledo, Ohio          155,000  October
----------------------------  --------------------  -------  ---------
Santan Village                Gilbert, Arizona      155,000  October
----------------------------  --------------------  -------  ---------
Promenade at Casa Grande      Casa Grande, Arizona   98,000  October
----------------------------------------------------------------------


    As of August 4, 2007, the Company operated 329 Dillard's locations spanning 29 states.




                   Dillard's, Inc. and Subsidiaries
             Condensed Consolidated Statements of Income
                 (In Millions, Except Per Share Data)

                                        13-Week Period Ended
                              ----------------------------------------

                                August 4, 2007        July 29, 2006
                              -------------------  -------------------

                                          % of                 % of
                               Amount   Net Sales   Amount   Net Sales
                              --------- ---------  --------- ---------

Net sales                     $1,648.5        -    $1,685.5        -
Total revenues                 1,689.1    102.5%    1,733.4    102.8%
Cost of sales                  1,128.7     68.5     1,122.3     66.6
Advertising, selling,
 administrative and general
 expenses                        496.5     30.1       510.6     30.3
Depreciation and amortization     74.9      4.5        74.0      4.4
Rentals                           13.5      0.8        11.6      0.7
Interest and debt expense,
 net                              22.7      1.4        24.6      1.4
Gain on disposal of assets        (0.6)     0.0       (13.8)    (0.8)
                              --------- ---------  --------- ---------

(Loss) income before income
 taxes and equity in earnings
 of joint ventures               (46.6)    (2.8)        4.1      0.2
  Income tax benefit             (17.3)               (10.3)
  Equity in earnings of joint
   ventures                        4.1      0.3         1.3      0.1
                              --------- ---------  --------- ---------
Net (Loss) Income             $  (25.2)    (1.5)%  $   15.7      0.9%
                              ========= =========  ========= =========

(Loss) earnings per share     $  (0.31)            $   0.20
                              =========            =========
Basic weighted average shares     80.3                 79.4
                              =========            =========
Diluted weighted average
 shares                           80.3                 80.2
                              =========            =========





                   Dillard's, Inc. and Subsidiaries
             Condensed Consolidated Statements of Income
                 (In Millions, Except Per Share Data)

                                        26-Week Period Ended
                              ----------------------------------------

                                August 4, 2007        July 29, 2006
                              -------------------  -------------------

                                          % of                 % of
                               Amount   Net Sales   Amount   Net Sales
                              --------- ---------  --------- ---------

Net sales                     $3,411.5         -   $3,520.8         -
Total revenues                 3,488.5     102.2%   3,610.1     102.5%
Cost of sales                  2,254.8      66.1    2,301.7      65.4
Advertising, selling,
 administrative and general
 expenses                        995.8      29.2    1,005.2      28.5
Depreciation and amortization    149.8       4.4      147.4       4.2
Rentals                           26.7       0.8       23.2       0.7
Interest and debt expense,
 net                              43.5       1.2       48.2       1.4
Gain on disposal of assets        (0.6)      0.0      (15.4)     (0.5)
                              --------- ---------  --------- ---------

Income before income taxes
 and equity in earnings of
 joint ventures                   18.5       0.5       99.8       2.8
  Income tax expense               8.0                 24.8
  Equity in earnings of joint
   ventures                        7.3       0.2        2.1       0.1
                              --------- ---------  --------- ---------
Net Income                    $   17.8       0.5%  $   77.1       2.2%
                              ========= =========  ========= =========

Earnings per share            $   0.22             $   0.97
                              =========            =========
Basic weighted average shares     80.3                 79.4
                              =========            =========
Diluted weighted average
 shares                           81.7                 79.8
                              =========            =========





                   Dillard's, Inc. and Subsidiaries
                Condensed Consolidated Balance Sheets
                            (In Millions)

                                                  August 4,  July 29,
                                                    2007       2006
                                                  ---------  ---------
Assets
Current Assets:
  Cash and cash equivalents                       $    91.9  $   145.4
  Trade accounts receivable                            10.2       12.2
  Merchandise inventories                           1,804.0    1,870.0
  Other current assets                                 41.9       41.7
                                                  ---------  ---------
    Total current assets                            1,948.0    2,069.3

Property and equipment, net                         3,255.0    3,183.0
Goodwill                                               34.5       34.5
Other assets                                          175.9      169.5
                                                  ---------  ---------

    Total Assets                                  $ 5,413.4  $ 5,456.3
                                                  =========  =========

Liabilities and Stockholders' Equity
Current Liabilities:
  Trade accounts payable and accrued expenses     $   774.2  $   913.1
  Other short-term borrowings                         171.2          -
  Current portion of long-term debt and capital
   leases                                              99.3      105.9
  Federal and state income taxes including
   current deferred taxes                              23.5       26.5
                                                  ---------  ---------
    Total current liabilities                       1,068.2    1,045.5

Long-term debt and capital leases                     887.4    1,088.2
Other liabilities                                     221.9      248.1
Deferred income taxes                                 430.9      456.2
Guaranteed preferred beneficial interests in the
 Company's subordinated debentures                    200.0      200.0
Stockholders' equity                                2,605.0    2,418.3
                                                  ---------  ---------

    Total Liabilities and Stockholders' Equity    $ 5,413.4  $ 5,456.3
                                                  =========  =========


                          Other Information
                            (In Millions)

                                                  August 4,  July 29,
                                                    2007       2006
                                                  ---------  ---------

Square footage                                         56.8       56.5
                                                  =========  =========
Capital expenditures
  13 weeks ended                                  $   129.4  $   105.0
  26 weeks ended                                  $   236.6      169.7


    Estimates for 2007

    The Company is updating the following estimates for certain income statement items for the fiscal year ending February 2, 2008 based upon current conditions. Actual results may differ significantly from these estimates as conditions and factors change - See "Forward-Looking Information".



                                                      In Millions
                                                  --------------------
                                                    2007       2006
                                                  Estimated   Actual
                                                  ---------  ---------

    Depreciation and amortization                 $     305  $     301
    Rental expense                                       58         55
    Interest and debt expense, net                       87         88
    Capital expenditures                                400        321


    Forward-Looking Information

    The foregoing contains certain "forward-looking statements" within the definition of federal securities laws. Statements made in this release regarding the Company's store opening and closing information and estimates for 2007 are forward-looking statements. The Company cautions that forward-looking statements, as such term is defined in the Private Securities Litigation Reform Act of 1995, contained in this report are based on estimates, projections, beliefs and assumptions of management at the time of such statements and are not guarantees of future performance. The Company disclaims any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise. Forward-looking statements of the Company involve risks and uncertainties and are subject to change based on various important factors. Actual future performance, outcomes and results may differ materially from those expressed in forward-looking statements made by the Company and its management as a result of a number of risks, uncertainties and assumptions. Representative examples of those factors (without limitation) include general retail industry conditions and macro-economic conditions; economic and weather conditions for regions in which the Company's stores are located and the effect of these factors on the buying patterns of the Company's customers; the impact of competitive pressures in the department store industry and other retail channels including specialty, off-price, discount, internet, and mail-order retailers; changes in consumer spending patterns and debt levels; adequate and stable availability of materials and production facilities from which the Company sources its merchandise; changes in operating expenses, including employee wages, commission structures and related benefits; possible future acquisitions of store properties from other department store operators and the continued availability of financing in amounts and at the terms necessary to support the Company's future business; potential disruption from terrorist activity and the effect on ongoing consumer confidence; potential disruption of international trade and supply chain efficiencies; events causing disruption or delays in the store construction schedule, world conflict and the possible impact on consumer spending patterns and other economic and demographic changes of similar or dissimilar nature.


    CONTACT: Dillard's, Inc.
             Julie J. Bull, 501-376-5965